Exhibit 99



TD Banknorth Announces Fourth Quarter and Annual 2006 Earnings Conference Call

PORTLAND, Maine-January 4, 2007--TD Banknorth Inc. (NYSE:BNK) announced today that it will release 2006 fourth quarter and annual earnings before the market opens on Wednesday, January 24, 2007 and will hold its earnings conference call on that same day at 10:30 a.m. ET. The call, to be hosted by TD Banknorth President, Bharat Masrani, will be followed by a question and answer period for analysts and investors.

The dial-in number for the call in the USA and Canada is 866-700-5192 and the international dial-in number is 617-213-8833. The passcode for the earnings conference call is 37364473. The conference call is also being web cast by Thomson and can be accessed at TD Banknorth's website at www.tdbanknorth.com/investorrelations.

The web cast is also being distributed over Thomson's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through Thomson's individual investor center at http://www.earnings.com or by visiting any of the investor sites in Thomson's Individual Investor Network. Institutional Investors can access the call via Thomson's password-protected event management site, Street Events (www.streetevents.com).

A replay of the conference call will be available shortly after the call's completion for at least 30 days. The replay dial-in number in the USA and Canada is 888-286-8010 and the international replay dial-in number is 617-801-6888. The replay passcode is 30545902. A web cast replay will also be available at TD Banknorth's website.

About TD Banknorth Inc.
TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2006, TD Banknorth had $40 billion of total consolidated assets and provided financial services to nearly 1.6 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and
TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.TDBanknorth.com.

CONTACT: TD Banknorth Inc.
Jeffrey Nathanson, 207-761-8517

SOURCE: TD Banknorth Inc.